Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zendesk, Inc. 2014 Stock Option and Incentive Plan, and Zendesk, Inc. 2014 Employee Stock Purchase Plan of our report dated February 17, 2015, with respect to the consolidated financial statements of Zendesk, Inc. for the year ended December 31, 2014 included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

February 17, 2015